UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2017

BofI Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07: Submission of Matters to a Vote of Security Holders.
BofI Holding, Inc. (the “Company”) held its annual meeting of stockholders on October 26, 2017. Proxy statements were sent to all of the Company’s common stockholders of record as of August 28, 2017. Set forth below are the official vote tabulations for each of the matters submitted to a vote of the stockholders.
The first proposal was the election of the following Class I directors: John Gary Burke and Nicholas A. Mosich.

	For	Withheld	Non-Votes
John Gary Burke	36,609,104	2,521,650	16,897,609
Nicholas A. Mosich	37,062,400	2,068,354	16,897,609

The second proposal was the approval, in a non-binding and advisory vote, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s proxy statement.

For	Against	Abstain	Non-Votes
17,919,096	20,727,830	483,828	16,897,609

The third proposal was the recommendation, in a non-binding and advisory vote, whether future non-binding and advisory stockholder vote on executive compensation should occur every year, every two years, or every three years.

1 year	2 years	3 years	Abstain	Non-Votes
25,304,016	190,715	10,761,241	2,874,782	16,897,609

The fourth proposal was the ratification of the appointment of BDO USA, LLP as the Company’s independent accountants for fiscal year 2018.

For	Against	Abstain	Non-Votes
55,733,111	92,786	202,466	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI Holding, Inc.

Date: October 27, 2017	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer